UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2015

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2015, Silicon Laboratories Inc.’s (“Silicon Laboratories”) Senior Vice President of Strategic Operations, Jon Ivester, transitioned from his role as an executive officer serving as Senior Vice President of Strategic Operations into a project-based non-executive officer role as a Senior Advisor. Mr. Ivester joined Silicon Laboratories in 1997 and was responsible for the company’s operations from its inception.

Effective January 4, 2015, Dr. Sandeep Kumar replaced Mr. Ivester as an executive officer of Silicon Laboratories. Dr. Kumar has served as Senior Vice President of Worldwide Operations since July 2013. He previously served as Vice President of Operations Engineering from September 2009 to July 2013. He joined Silicon Laboratories in July 2006 as Engineering Director. Prior to joining Silicon Laboratories, Dr. Kumar managed global test engineering teams and was responsible for worldwide product and test engineering for the storage business at Agere Systems, Lucent technologies and AT&T Bell Labs. Dr. Kumar has a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology in Bombay, a M.S. in Electrical Engineering from the University of Evansville in Indiana and a Ph.D. in Electrical Engineering from Lehigh University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

January 8, 2015	/s/ John C. Hollister
Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)